ATTACHMENT

CONFIRMING STATEMENT

In accordance with Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended, this statement confirms that the undersigned have authorized and designated Permit Capital Telecom, L.P. to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including all exhibits and any amendments thereto) that the undersigned may be required to file as a result of the undersigned's ownership of or transactions in securities of SBA Communications Corporation.  The authority of Permit Capital Telecom, L.P. under this statement shall continue until the undersigned are no longer required to file Forms 3, 4, and 5 with regard to their ownership of or transactions in securities of SBA Communications Corporation, unless earlier revoked in writing.  Each party to this statement agrees that this confirming statement may be signed in counterparts.

In evidence whereof, the undersigned have caused this statement to be executed on their behalf on the date indicated:

/s/ Richard B. Worley

Richard B. Worley

Permit Capital Telecom, L.P.,

 By: Permit Capital GP, L.P., its General Partner

 By: Permit Capital GP, Inc., its General Partner

 By: /s/ Ronald Reese

  Ronald Reese

  Vice President

Permit Capital GP, Inc.

 By: /s/ Ronald Reese

  Ronald Reese

  Vice President

Permit Capital GP, L.P.

 By: Permit Capital GP, Inc., its General Partner

 By: /s/ Ronald Reese

  Ronald Reese

  Vice President